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Exhibit 99.3

ALBANY MOLECULAR RESEARCH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

BASIS OF PRESENTATION

        The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Organichem Corporation by Albany Molecular Research, Inc. (AMRI) referred to as the "Acquisition".

        The September 30, 2002 unaudited pro forma condensed combined balance sheet gives effect to the Acquisition by Albany Molecular Research, Inc., which was completed on February 12, 2003. The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2002. The unaudited pro forma condensed combined statements of income gives effect to the Acquisition as if it had occurred on January 1, 2001.

        The unaudited pro forma condensed combined financial information includes the historical consolidated financial statements of AMRI, and the respective pro forma adjustments based on available information and management's assumptions to reflect the Acquisition. Such adjustments are preliminary and subject to a final valuation. The pro forma financial information does not purport to represent what AMRI's financial position or results of operations would actually have been had the Acquisition occurred on these dates and are not necessarily indicative of AMRI's financial position or results of operations for any future period. The unaudited pro forma condensed combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere herein.

ALBANY MOLECULAR RESEARCH, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2002
(in thousands)

			Pro Forma Adjustments
	AMRI	Organichem	Debt Conversion	Share Purchase	Consolidation		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$27,187	$325					$27,512
Investment securities, available-for-sale	94,052	21					94,073
Accounts receivable, net	14,167	7,012					21,179
Royalty income receivable	13,025						13,025
Inventory	11,070	19,026			1,500	i	31,596
Unbilled services	1,362						1,362
Prepaid Expenses and other current assets	2,397	1,603					4,000

Total current assets	163,260	27,987					192,747
Property and equipment, net	68,840	56,376					125,216
Other assets:
Goodwill	18,272				25,532	v	43,804
Intangible assets and patents, net	3,688						3,688
Equity investments in unconsolidated affiliates	18,343		15,000	30,000	(62,998)	v	345
Convertible subordinated debenture from unconsolidated affiliate	16,624		(16,624)				—
Other assets	1,689	699					2,388

Total other assets	58,616	699					50,225

Total assets	$290,716	$85,062	$(1,624)	$30,000	$(35,966)		$368,188

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$8,908	$8,496			$235	ii	$17,639
Unearned income	974						974
Short term debt		14,000					14,000
Current installments of long-term debt	724	4,500					5,224
Other current liabilities	337						337

Total current liabilities	10,943	26,996			235		38,174
Long-term liabilities:
Long-term debt and capital leases, excluding current installments	5,323	24,216	(16,624)	30,000			42,915
Deferred Income taxes	1,823	4,861			(275)	iii	6,409

Other long term liabilities		5,863			2,200	iv	8,063

Total liabilities	18,089	61,936			2,160		95,561

Stockholders' equity	272,627	23,126	15,000		(38,126)	v	272,627

Total liabilities and stockholders' equity	$290,716	$85,062	$(1,624)	$30,000	$(35,966)		$368,188

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ALBANY MOLECULAR RESEARCH, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended September 30, 2002
(in thousands, except for per share data)

	For the Nine Months Ended September 30, 2002
	AMRI	Organichem	Pro Forma Adjustments		Pro Forma Combined
Contract revenue	$53,451	$62,924	($66)	A	$116,309
Recurring royalties	37,861	—			37,861

Total revenue	91,312	62,924	(66)		154,170
Cost of contract revenue	30,747	47,819	534	A	79,100
Technology incentive award	3,780	—	—		3,780
Research and development	5,609	2,590	—		8,199
Selling, general and administrative	9,676	3,037	(555)	D	12,158

Total costs and expenses	49,812	53,446	(21)		103,762

Income from operations	41,500	9,478	(45)		50,933
Equity in income of unconsolidated affiliates	1,529	—	(1,897)	E	(368)
Interest expense		(1,973)	(194)	F,G	(2,167)
Other income, net	3,219	38	(514)	F	2,743

Income before income taxes	46,248	7,543	(2,649)		51,142
Income tax expense	16,710	3,018	(954)	H	18,774

Net income	$29,538	$4,525	$(1,696)		$32,367

Basic earnings per share	$0.90				$0.99
Diluted earnings per share	$0.88				$0.97
Weighted average number of shares:
Basic	32,716				32,718
Diluted	33,424				33,424

The accompanying notes are an integral part of these
unaudited pro forma condensed combined financial statements.

ALBANY MOLECULAR RESEARCH, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended December 31, 2001
(in thousands, except for per share data)

	For the Year Ended December 31, 2001
	AMRI	Organichem	Pro Forma Adjustments		Pro Forma Combined
Contract revenue	$56,812	$68,473	($41)	A	$125,244
Recurring royalties	41,675	—			41,675

Total revenue	98,487	68,473	(41)		166,919
Cost of contract revenue	31,424	51,795	2,259	A,B	85,478
Technology incentive award	4,165	—			4,165
Research and development	4,290	2,912			7,202
Selling, general and administrative	12,194	3,576	(890)	D	14,880

Total costs and expenses	52,073	58,283	1,369		111,725

Income from operations	46,414	10,190	(1,410)		55,194
Equity in income of unconsolidated affiliates	1,130	—	(1,532)	E	(402)
Interest expense		(3,517)	312	F,G	(3,206)
Other income, net	6,557	112	(1,255)	F	5,414

Income before income taxes	54,101	6,785	(3,886)		57,000
Income tax expense	19,707	2,646	(1,399)	H	20,954

Net income	$34,394	$4,139	$(2,487)		$36,046

Basic earnings per share	$1.04				$1.09

Diluted earnings per share	$1.01				$1.06

Weighted average number of shares:
Basic	33,065				33,065
Diluted	34,154				34,154

The accompanying notes are an integral part of these
unaudited pro forma condensed combined financial statements.

ALBANY MOLECULAR RESEARCH, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. GENERAL

        Albany Molecular Research, Inc. (the Company) is a leading chemistry research and drug discovery and development company focused on applications for the pharmaceutical, biotechnology, and life sciences industries. The Company offers services traditionally provided by chemistry divisions within pharmaceutical and biotechnology companies, including drug discovery, medicinal chemistry, chemical development, analytical chemistry services and small-scale and pilot plant manufacture and active ingredient bulk manufacturing. The Company also conducts proprietary research and development which may lead to the Company receiving up-front service fees and milestone payments for advancing new products as well as royalties for new drugs successfully reaching the market.

        The Company acquired the remaining outstanding common stock of Organichem Corporation ("Organichem") through two share acquisition transactions. On January 1, 2003, the Company exercised its conversion option with respect to $15 million of Organichem subordinated debentures. The conversion of the debentures into additional shares of Organichem common stock increased the Company's ownership in Organichem from 39.2% to 75%. On February 12, 2003, the Company purchased the remaining outstanding shares of Organichem for $29.9 million in cash. The acquisition of Organichem provides AMRI with a full service, cGMP custom manufacturing facility specializing in process development, pilot to commercial scale synthesis, high potency, low temperature and controlled substance manufacture.

2. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

        The total purchase price for the remaining Organichem shares was $44.9 million, as described above. The cash purchase price was substantially financed with the proceeds from a term loan which the Company obtained from commercial lenders. The transaction is being accounted for as a purchase and therefore the total purchase cost is being allocated to the assets acquired and liabilities assumed with the excess purchase price recorded to goodwill. This allocation may change upon the completion of a full valuation. In addition to the cost of the shares, the total purchase cost includes other direct acquisition costs such as legal and accounting fees, estimated to be $0.3 million.

  i)
  Inventory revaluation—Included is an adjustment to reflect the revaluation of finished good inventory required for purchase accounting.

  ii)
  Accrued expenses—Included is an adjustment for closing costs. Also included is an adjustment for severance costs under EITF Abstract 95-3.

  iii)
  Deferred taxes—Included is an adjustment to remove deferred taxes related to the deferred taxes recorded as a minority shareholder.

  iv)
  Long-term liabilities—Included is an adjustment to record the estimated projected benefit obligation in excess of plan assets for Organichem's defined benefit pension and postretirement healthcare plans.

  v)
  Included is an adjustment to reflect Organichem as a 100% owned subsidiary of the Company, including the allocation of the excess purchase price to goodwill.

3. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME ADJUSTMENTS

  A)
  Intercompany sales—Included is an adjustment to reduce revenue and cost of revenue to account for intercompany transactions.

  B)
  Inventory revaluation—Included is an adjustment to reflect the revaluation of finished goods inventory required for purchase accounting. This is a one time adjustment of $1.5 million for the valuation of finished goods in inventory at the purchase date.

  C)
  Depreciation expense—Included is an entry for additional depreciation expense related to the increased value assigned to fixed assets as a result of purchase accounting. This adjustment totalled $600,000 for the nine months ended September 30, 2002 and $800,000 for the year ended December 31, 2001.

  D)
  Reduction of administrative costs—The Company has entered into agreements to permanently eliminate certain positions at Organichem. Included is an adjustment to selling general and administrative costs related to the expenses associated with the elimination of these positions.

  E)
  Equity in earnings of affiliates—Included is an adjustment to remove the equity accounting which the Company recorded as a minority shareholder.

  F)
  Interest Expense and Income—Included is an entry to eliminate the intercompany interest expense and income related to the subordinated debentures due to the Company from Organichem.

  G)
  Interest Expense—Included is an entry to record interest expense on the $30.0 million term loan used to finance a portion of the purchase price. This adjustment totalled $708,000 for the nine months ended September 30, 2002 and $944,000 for the year ended December 31, 2001.

  H)
  Income Tax Expense—Included is an entry to record the income tax effect of the above entries using the statutory rates effective for the combined companies.

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ALBANY MOLECULAR RESEARCH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
BASIS OF PRESENTATION
ALBANY MOLECULAR RESEARCH, INC. AND SUBSIDIARY NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS